  Inland Real Estate Corporation

Supplemental Financial Information

For the Three and Six Months Ended
June 30, 2009

2901 Butterfield Road
Oak Brook, Illinois 60523
Telephone:  (630) 218-8000
Facsimile:  (630) 218-7357
www.inlandrealestate.com

Inland Real Estate Corporation
Supplemental Financial Information
For the Three and Six Months Ended June 30, 2009

TABLE OF CONTENTS

Page

Earnings Press Release	2 – 9

Financial Highlights	10 – 11

Funds From Operations and Other Information	12

Debt Schedule	13 – 15

Significant Retail Tenants	16 – 17

Lease Expiration Analysis	18 – 20

Leasing Activity	21 – 26

Same Store Net Operating Income Analysis	27

Property Transactions	28

Unconsolidated Joint Ventures	29 – 36

Property List	37 – 47

This supplemental financial information contains forward-looking statements.  Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.”  The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements.  Please refer to the documents filed by Inland Real Estate Corporation with the SEC, specifically  the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, for a more complete discussion of these risks and uncertainties.  Inland Real Estate Corporation disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
www.inlandrealestate.com

  News Release

Inland Real Estate Corporation (Investors/Analysts):	Inland Communications, Inc. (Media):
Dawn Benchelt, Investor Relations Director	Matthew Tramel, Media Relations Director
(630) 218-7364	(630) 218-8000 x4896
benchelt@inlandrealestate.com	tramel@inlandgroup.com

Inland Real Estate Corporation

Reports Second Quarter 2009 Results

OAK BROOK, IL (August 5, 2009) – Inland Real Estate Corporation (NYSE: IRC) today announced financial and operational results for the three and six months ended June 30, 2009.

Key Points

•

Funds from Operations or “FFO” for the second quarter was $20.0 million or $0.25 per share, compared to $23.4 million or $0.35 per share for the three months ended June 30, 2008.

•

Total portfolio leasing activity was strong given current market conditions, with 74 leases signed during the quarter for the rental of 425,176 square feet, a 54 percent increase in square feet leased over the prior quarter and a 27 percent increase over the second quarter 2008.

•

Total portfolio average base rents on renewal leases increased 2.3 percent over expiring rents, while new lease spreads declined 4.7 percent for the quarter.  Excluding one lease that remediated three vacancies in a submarket with a high inventory of available space, total portfolio new lease spreads increased 4.5 percent over expiring rents.

•

Total portfolio leased occupancy was 92.9 percent at June 30, 2009, compared to 93.6 percent at the end of the prior quarter.

•

Company strengthened its financial position by completing an equity offering of 17.1 million common shares which provided net proceeds of $106.4 million.  Proceeds were utilized to pay down entire $80 million line of credit facility balance outstanding at the close of the offering and to repurchase $20 million in principal of convertible senior notes at discount to face amount.

Financial Results

The Company reported that for the second quarter of 2009 FFO, a widely-accepted supplemental non-GAAP measure of performance for real estate investment trusts (REITs), was $20.0 million, a decrease of 14.6 percent compared to $23.4 million for the three months ended June 30, 2008.  On a per share basis, FFO was $0.25 (basic and diluted) for the quarter, a decrease of 28.6 percent from $0.35 in the second quarter of 2008.  Approximately $0.05 of the decrease in FFO per share is due to the additional shares issued by the Company in conjunction with its equity offering in May.  FFO declined from the prior year quarter primarily due to tenant bankruptcies, increased vacancy and lowered expectations of rental and recovery revenues from current tenants as a result of market conditions, increased bad debt expense, decreased equity in earnings from unconsolidated joint ventures including no land sale gains, and no deferred partnership gains in the quarter versus $3.2 million of gains recorded in the second quarter of 2008.  The decrease in FFO was partially offset by a gain on extinguishment of debt of $2.4 million related to the Company’s repurchase of its convertible senior notes during the quarter, decreased interest expense, and a smaller non-cash charge of $0.8 million to record the other than temporary decline in value of certain investment securities compared to the non-cash charge of $2.5 million recorded in the year ago quarter.

Net income was $4.1 million for the second quarter of 2009, a decrease of 57.1 percent from net income of $9.5 million for the three months ended June 30, 2008.  On a per share basis, net income was $0.05 (basic and diluted) for the quarter, a decrease of 64.3 percent compared to $0.14 per share for the same three-month period in 2008.  Approximately $0.01 of the decrease in net income per share was due to additional shares the Company issued as a result of its May 2009 equity offering.  The decrease in net income for the quarter was primarily due to the aforementioned items.

For the six months ended June 30, 2009, FFO was $40.7 million, a decrease of 11.3 percent from $45.8 million in the same period of last year.  On a per share basis, FFO decreased by 20 percent to $0.56 per share from $0.70 per share for the same year ago period.  Approximately $0.05 of the decrease in FFO per share is due to the additional shares issued by the Company in conjunction with its equity offering in May.  FFO for the six-month period decreased primarily due to tenant bankruptcies, increased vacancies and lowered expectations for revenues from current tenants as a result of difficult economic conditions, increased bad debt expense, decreased equity in earnings from unconsolidated joint ventures, and smaller gains from sales of joint venture interests.  The decrease in FFO was partially offset by a gain on extinguishment of debt of $6.0 million related to the Company’s repurchase of its convertible senior notes during the six-month period, as well as a decrease in interest expense.

Net income for the six months ended June 30, 2009 was $10.8 million, a decrease of 44.8% compared to $19.5 million in the prior year period.  The decrease in net income for the quarter was primarily due to the aforementioned items, plus an increase in depreciation and amortization expense.

Reconciliations of FFO to net income and FFO per share to net income per share are provided at the end of this press release.

“As expected, the Company’s results for the quarter reflected the continued impact of challenging marketplace conditions affecting businesses nationwide, including our retailer tenants,” said Mark Zalatoris, Inland Real Estate Corporation’s president and chief executive officer. “While we continue to work through the most severe economic downturn in recent history, we took action during the quarter to strengthen the Company’s financial position.  In May we completed an equity offering of 17.1 million common shares that provided net proceeds of $106.4 million which were utilized to pay down the $80 million line of credit facility balance outstanding at the close of the offering, as well as permanently retire $20 million in face value of our convertible notes at a discount to the original face amount.  We believe increasing our equity also provides additional flexibility with lenders as we work to address upcoming debt maturities.”

Portfolio Performance
For the quarter, the Company generated total revenues of $40.3 million, a decrease of 14.1 percent from $46.9 million recorded in the second quarter of 2008.  Total revenues for the six months ended June 30, 2009 decreased 9.4 percent to $87.0 million from $96.0 million in the same period prior year.  The decreases in three and six-month revenues were due to lower rental and tenant recovery income related to certain tenant bankruptcies and the marketplace challenges facing retailer tenants, as well as a decrease in income on properties owned through the joint venture with Inland Real Estate Exchange Corporation (IREX) prior to de-consolidation.  The University of Phoenix office building was consolidated until early February 2009, and was the only IREX joint venture property that was consolidated during the first six months of 2009.  Rental income from properties acquired through the IREX joint venture is recorded as consolidated income until those properties become unconsolidated with the first sales of interests to 1031 exchange investors.

The Company evaluates its overall portfolio by analyzing the operating performance of properties that have been owned and operated for the same three and six-month periods during each year.  A total of 121 of the Company’s investment properties satisfied this criterion during these periods and are referred to as “same store” properties.

Same store net operating income, a non-GAAP measure used to measure the performance of our investment properties, for the quarter was $27.4 million, a decrease of 12.3 percent compared to $31.2 million in the second quarter of 2008.  For the six months ended June 30, 2009, same store net operating income was $56.6 million, a decrease of 7.7 percent compared to $61.4 million for the same period prior year.  The decline in same store net operating income was primarily due to tenant bankruptcies, increased vacancy and lowered expectations for rental and tenant recovery revenues from current tenants.  The Company has successfully re-tenanted certain vacancies created by retailer bankruptcies and expects to record revenues from replacement tenants by the end of 2009 as these businesses begin paying rent and reimbursing their pro-rata share of property operating and real estate tax expenses.

As of June 30, 2009, financial occupancy for the Company’s same store portfolio was 91.2 percent, compared to 92.5 percent as of March 31, 2009, and 92.9 percent as of June 30, 2008.

Guidance:

The Company currently anticipates a same store net operating income decrease of 4.0 percent to 8.0 percent, compared to previously anticipated same store net operating income declines of 2.2 percent to 6.3 percent.  Due to its revised expectations for annual same store net operating income, the Company has reduced the top end of its previous guidance range for FFO per common share (basic and diluted) for fiscal year 2009.  FFO per common share for 2009 is now expected to be $1.05 to $1.13, compared to prior guidance of FFO per common share of $1.05 to $1.18, as adjusted for the May equity offering.  Guidance excludes any estimates for potential impairments.

Leasing
For the three months ended June 30, 2009, the Company executed a total of 74 leases aggregating 425,176 square feet of gross leasable area (GLA).  This included 52 renewal leases comprising 284,134 square feet of GLA with an average rental rate of $11.66 per square foot, representing an increase of 2.3 percent over the average expiring rate. The 20 new leases signed during the quarter comprise 136,110 square feet of GLA with an average rental rate of $15.98 per square foot, representing a decrease of 4.7 percent over the average expiring rental rate.  Excluding one lease with a national hobby and crafts retailer that remediated three vacancies in a Chicago submarket currently with a high inventory of available space, total portfolio new lease spreads increased 4.5 percent over expiring rents.  In addition, for the total portfolio two non-comparable leases were signed for 4,932 square feet of GLA.  The two non-comparable leases have an average rental rate of $15.61 per square foot.  For the consolidated portfolio, the average base rents for new leases increased 6.5 percent while spreads on renewal leases were essentially level.

As of June 30, 2009, the Company’s total portfolio was 92.9 percent leased, compared to 93.6 percent leased as of March 31, 2009, and 93.6 percent leased as of June 30, 2008.  Financial occupancy for the total portfolio was 91.9 percent as of June 30, 2009, compared to 92.6 percent for the total portfolio as of March 31, 2009, and 93.6 percent as of June 30, 2008.

EBITDA, Balance Sheet, Market Value and Liquidity
Earnings before interest, taxes, depreciation and amortization (EBITDA) was $32.3 million for the quarter, a decrease of 19.0 percent compared to $39.9 million for the second quarter 2008.  For the six months ended June 30, 2009, EBITDA was $69.9 million, a decrease of 8.6 percent from $76.5 million in the prior year period.  A definition and reconciliation of EBITDA to income from continuing operations is provided at the end of this news release.

EBITDA coverage of interest expense was 2.8 times for the three months ended June 30, 2009, compared to 2.9 times reported for the prior quarter and 3.0 times reported for the second quarter of 2008.  The Company has provided EBITDA and related non-GAAP coverage ratios as supplemental disclosure because the Company believes such disclosure provides useful information regarding its ability to service and incur debt.

In May the Company completed an equity offering of 17.1 million common shares at a price of $6.50 per share.  Net of underwriting fees, the offering provided proceeds to the Company of $106.4 million, excluding offering expenses.  The Company utilized $80 million of offering proceeds to pay down to zero the balance outstanding on its line of credit facility as of the close of the offering.  As of June 30, 2009, the Company had $15.0 million outstanding on its unsecured line of credit facility.  The Company also used equity offering proceeds to repurchase $20.0 million in principal amount of its convertible senior notes at a discount to the original face amount.  Subsequent to the debt repurchase, $130.0 million in principal amount of the convertible notes remains outstanding.  During the quarter the Company also reduced outstanding indebtedness by retiring $22.5 million of secured mortgage debt that was due to mature in January 2010.

As of June 30, 2009, the Company had an equity market capitalization of $589.8 million and $1.0 billion of total debt outstanding (including the pro-rata share of debt in unconsolidated joint ventures) for a total market capitalization of approximately $1.6 billion and a debt-to-total market capitalization of 62.3 percent.  Including the convertible notes, 72.8 percent of consolidated debt bears interest at fixed rates.  As of June 30, 2009, the weighted average interest rate on this debt was 4.88 percent.

Joint Venture Activity

The Company’s joint venture with Inland Real Estate Exchange Corporation (IREX) was established in 2006 as a means to enhance growth.  The Company earns fees for sourcing properties and managing the assets for the joint venture.  The joint venture sells interests in the properties to 1031 exchange investors.  For the second quarter of 2009, fee income from the IREX joint venture decreased 57.6 percent to $0.4 million, compared to the same period prior year.  The decrease was primarily due to lower acquisition fees earned on sales through the IREX joint venture, and was partially offset by increased management fees on properties in unconsolidated joint ventures.

Subsequent to the close of the quarter, sales to investors of the remaining one percent of interests in the University of Phoenix property were closed.  The properties acquired by the Company through the IREX joint venture currently include four office buildings aggregating 839,808 square feet that are 100 percent leased by Bank of America under long-term leases structured with annual increases.  The properties leased to Bank of America are being marketed by the joint venture to investors in two separate offerings.  The Company expects sales of interests in those properties to continue to be marketed through the remainder of the year and that the properties will be substantially sold by the end of 2009.

The Company’s development joint ventures with established partners include seven properties in various stages of development.  Two projects, Savannah Crossing and Orchard Crossing, are nearly complete pending final lease up.  The Company has extended completion timelines for the remaining development projects as a result of current market conditions.  The Company is currently in active negotiations with the respective lenders to extend and restructure those loans that matured, but were not called, in June 2009.  The Company expects to invest up to $20 million in additional equity to pay down these loans in order to complete these refinancings.  As of June 30, 2009, the Company has a current equity investment of $48.1 million in development joint venture projects and is currently obligated under loan guarantees for up to $34.7 million.

Dispositions

During the quarter the Company sold Montgomery Plaza in Montgomery, IL, a 12,903 square foot neighborhood retail center for $720,000.  The Company also sold for $1.7 million a 114,557 square foot vacant big-box space in Lake Park Plaza in Michigan City, IN, to an established regional discount retailer.  The second quarter supplemental package reflects the adjustment to the square footage of Lake Park Plaza.  In the first quarter, the Company recorded aggregate impairment charges of $1.8 million to record the change in estimated book values of Montgomery Plaza and Lake Park Plaza.

Dividends

In May 2009, the Company paid monthly cash dividends to stockholders of $0.08167 per common share.  In June and July 2009 the Company paid monthly cash dividends to stockholders of $0.0475 per common share in accordance with the board of directors’ decision that the Company will pay aggregate annual dividends in an amount equal to 100 percent of its estimated taxable income for 2009.

Conference Call/Webcast
Management will host a conference call to discuss the Company’s financial and operational results on Wednesday, August 5, 2009 at 3:00 p.m. CT (4:00 p.m. ET).  Hosting the conference call will be Mark Zalatoris, President and Chief Executive Officer; Brett Brown, Chief Financial Officer, and Scott Carr, President of Property Management. The live conference call can be accessed by dialing 1-800-860-2442 or 1-412-858-4600 for international callers.  The conference call also will be available via live webcast on the Company’s website at www.inlandrealestate.com.  The conference call will be recorded and available for replay beginning at 5:00 p.m. CT (6:00 p.m. ET) on August 5, 2009, until 8:00 a.m. CT (9:00 a.m. ET) on August 14, 2009.  Interested parties can access the replay of the conference call by dialing 1-877-344-7529 or 1-412-317-0088 for international callers, and entering the replay passcode 431878#.  An online playback of the webcast will be archived for approximately one year in the investor relations section of the Company’s website.

About Inland Real Estate Corporation
Inland Real Estate Corporation is a self-administered and self-managed publicly traded real estate investment trust (REIT) that currently owns interests in 140 open-air neighborhood, community, power, and lifestyle retail centers and single tenant properties located primarily in the Midwestern United States, with aggregate leasable space of more than 14 million square feet.  Additional information on Inland Real Estate Corporation, including a copy of the Company’s supplemental financial information for the three and six months ended June 30, 2009, is available at www.inlandrealestate.com.

This press release contains forward-looking statements.  Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.”  The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements.  Please refer to the documents filed by Inland Real Estate Corporation with the SEC, specifically  the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for a more complete discussion of these risks and uncertainties.  Inland Real Estate Corporation disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

INLAND REAL ESTATE CORPORATION
Consolidated Balance Sheets
June 30, 2009 and December 31, 2008
(In thousands except per share data)

	June 30, 2009 (unaudited)	December 31, 2008
Assets:

Investment properties:
Land	$333,433	336,917
Construction in progress	3,516	2,620
Building and improvements	914,937	926,455

	1,251,886	1,265,992
Less accumulated depreciation	292,852	279,945

Net investment properties	959,034	986,047

Cash and cash equivalents	13,126	5,180
Investment in securities	9,324	8,429
Accounts receivable	46,000	47,305
Investment in and advances to unconsolidated joint ventures	133,776	150,554
Acquired lease intangibles, net	15,772	18,055
Deferred costs, net	8,347	9,612
Other assets	8,939	11,649

Total assets	$1,194,318	1,236,831

Liabilities:

Accounts payable and accrued expenses	$31,905	30,621
Acquired below market lease intangibles, net	2,546	2,793
Distributions payable	4,003	5,431
Mortgages payable	412,850	479,935
Term Loan	140,000	140,000
Line of credit facility	15,000	52,000
Convertible notes (a)	127,855	159,661
Other liabilities	12,385	14,166

Total liabilities	746,544	884,607

Commitments and contingencies

Stockholders' Equity:

Preferred stock, $0.01 par value, 6,000 Shares authorized; none issued and outstanding at June 30, 2009 and December 31, 2008	-	-
Common stock, $0.01 par value, 500,000 Shares authorized; 84,261and 66,498 Shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively	843	665
Additional paid-in capital (net of offering costs of $64,150 and $58,816 at June 30, 2009 and December 31, 2008, respectively)	747,224	636,199
Accumulated distributions in excess of net income	(303,606)	(284,551)
Accumulated other comprehensive income (loss)	1,364	(2,235)

Total stockholders' equity	445,825	350,078

Noncontrolling interest	1,949	2,146

Total equity	447,774	352,224

Total liabilities and stockholders' equity	$1,194,318	1,236,831

(a)

The Company adopted FASB Staff Position No. APB 14-1 on January 1, 2009.  In connection with this adoption, the Company reclassified $9,627 to Additional Paid in Capital to reflect the equity portion of the convertible notes.  The debt component is recorded net of fair value adjustments in the amount of $2,145 and $4,839 at June 30, 2009 and December 31, 2008, respectively.  The FSP required retrospective application and therefore the balance sheet at December 31, 2008 has been restated, reflecting the adoption.  The total principal amount outstanding was $130,000 and $164,500 as of June 30, 2009 and December 31, 2008, respectively.

 INLAND REAL ESTATE CORPORATION
Consolidated Statements of Operations

For the three and six months ended June 30, 2009 and 2008 (unaudited)

 (In thousands except per share data)

	Three months ended June 30, 2009	Three months ended June 30, 2008	Six months ended June 30, 2009	Six months ended June 30, 2008
Revenues
Rental income	$30,040	31,955	60,727	64,626
Tenant recoveries	8,899	12,260	22,588	27,448
Other property income	658	1,487	1,860	1,968
Fee income from unconsolidated joint ventures	694	1,197	1,836	1,989
Total revenues	40,291	46,899	87,011	96,031

Expenses:
Property operating expenses	6,538	5,960	15,568	14,869
Real estate tax expense	7,775	8,157	15,872	16,464
Depreciation and amortization	11,355	11,690	23,836	22,326
Provision for asset impairment	-	666	1,824	666
General and administrative expenses	3,171	3,538	6,449	6,591
Total expenses	28,839	30,011	63,549	60,916

Operating income	11,452	16,888	23,462	35,115

Other income	381	2,235	718	3,592
Gain on sale of investment properties	-	-	341	-
Gain on sale of joint venture interest	433	3,321	1,366	3,975
Gain on extinguishment of debt	2,443	-	6,049	-
Impairment of investment securities	(823)	(2,505)	(2,504)	(2,510)
Interest expense	(8,679)	(11,152)	(18,512)	(23,168)
Income before equity in earnings (loss) of unconsolidated joint ventures, income tax expense of taxable REIT subsidiary and discontinued operations	5,207	8,787	10,920	17,004

Income tax benefit (expense) of taxable REIT subsidiary	55	(164)	(402)	(406)
Equity in earnings (loss) on unconsolidated joint ventures	(1,536)	626	(2,106)	1,791
Income from continuing operations	3,726	9,249	8,412	18,389
Income from discontinued operations	439	376	2,523	1,332
Net income	4,165	9,625	10,935	19,721

Less: Net income attributable to the noncontrolling interest	(78)	(103)	(175)	(216)
Net income available to common stockholders	4,087	9,522	10,760	19,505

Other comprehensive income (expense):
Unrealized gain (loss) on investment securities	3,092	(1,359)	885	(803)
Reversal of unrealized loss to realized loss on investment securities	823	2,505	2,504	2,510
Unrealized gain (loss) on derivative instruments	88	367	210	(21)

Comprehensive income	$8,090	11,035	14,359	21,191

Basic and diluted earnings available to common shares per weighted average common share:

Income from continuing operations	$0.05	0.14	0.12	0.28
Income from discontinued operations	-	-	0.03	0.02
Net income available to common stockholders per weighted average common share – basic and diluted	$0.05	0.14	0.15	0.30

Weighted average number of common shares outstanding – basic	78,427	65,929	72,536	65,839
Weighted average number of common shares outstanding – diluted	78,481	65,989	72,590	65,899

Non-GAAP Financial Measures

We consider FFO a widely accepted and appropriate measure of performance for a REIT.  FFO provides a supplemental measure to compare our performance and operations to other REITs.  Due to certain unique operating characteristics of real estate companies, NAREIT has promulgated a standard known as FFO, which it believes more accurately reflects the operating performance of a REIT such as ours.  As defined by NAREIT, FFO means net income computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of operating property, plus depreciation and amortization and after adjustments for unconsolidated partnership and joint ventures in which the REIT holds an interest.  We have adopted the NAREIT definition for computing FFO.  Management uses the calculation of FFO for several reasons.  We use FFO in conjunction with our acquisition policy to determine investment capitalization strategy and we also use FFO to compare our performance to that of other REITs in our peer group.  Additionally, FFO is used in certain employment agreements to determine incentives payable by us to certain executives, based on our performance.  The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity.  Items that are capitalized do not impact FFO whereas items that are expensed reduce FFO.  Consequently, our presentation of FFO may not be comparable to other similarly titled measures presented by other REITs.  FFO does not represent cash flows from operations as defined by U.S. GAAP, it is not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions and should not be considered as an alternative to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance.  The following table reflects our FFO for the periods presented, reconciled to net income available to common stockholders for these periods:

	Three months ended June 30, 2009	Three months ended June 30, 2008	Six months ended June 30, 2009	Six months ended June 30, 2008

Net income available to common stockholders	$4,087	9,522	10,760	19,505
Gain on sale of investment properties	(8)	(517)	(2,349)	(1,348)
Equity in depreciation of unconsolidated joint ventures	4,602	2,582	8,507	5,124
Amortization on in-place lease intangibles	989	753	1,665	1,612
Amortization on leasing commissions	299	312	828	507
Depreciation, net of noncontrolling interest	9,991	10,719	21,247	20,435

Funds From Operations	$19,960	23,371	40,658	45,835

Net income available to common stockholders per weighted average common share – basic and diluted	$0.05	0.14	0.15	0.30

Funds From Operations, per common share – basic and diluted	$0.25	0.35	0.56	0.70

Weighted average number of common shares outstanding, basic	78,427	65,929	72,536	65,839

Weighted average number of common shares outstanding, diluted	78,481	65,989	72,590	65,899

EBITDA is defined as earnings (losses) from operations excluding: (1) interest expense; (2) income tax benefit or expenses; (3) depreciation and amortization expense; and (4) gains (loss) on non-operating property.  We believe EBITDA is useful to us and to an investor as a supplemental measure in evaluating our financial performance because it excludes expenses that we believe may not be indicative of our operating performance.  By excluding interest expense, EBITDA measures our financial performance regardless of how we finance our operations and capital structure.  By excluding depreciation and amortization expense, we believe we can more accurately assess the performance of our portfolio.  Because EBITDA is calculated before recurring cash charges such as interest expense and taxes and is not adjusted for capital expenditures or other recurring cash requirements, it does not reflect the amount of capital needed to maintain our properties nor does it reflect trends in interest costs due to changes in interest rates or increases in borrowing.  EBITDA should be considered only as a supplement to net earnings and may be calculated differently by other equity REITs.

	Three months ended June 30, 2009	Three months ended June 30, 2008	Six months ended June 30, 2009	Six months ended June 30, 2008

Income from continuing operations	$3,726	9,249	8,412	18,389
Gain on sale of property	-	(256)	(341)	(681)
Net income attributable to noncontrolling interest	(78)	(103)	(175)	(216)
Impairment of investment securities	823	2,505	2,504	2,510
Provision for asset impairment	-	666	1,824	666
Income tax benefit (expense) of taxable REIT subsidiary	(55)	164	402	406
Income (loss) from discontinued operations, excluding gains	431	(141)	515	(16)
Interest expense	8,679	11,152	18,512	23,168
Interest expense associated with discontinued operations	-	170	-	369
Interest expense associated with unconsolidated joint ventures	2,837	2,067	5,863	4,050
Depreciation and amortization	11,355	11,690	23,836	22,326
Depreciation and amortization associated with discontinued operations	15	179	84	395
Depreciation and amortization associated with unconsolidated joint ventures	4,602	2,582	8,507	5,124

EBITDA	$32,335	39,924	69,943	76,490

Total Interest Expense	$11,516	13,389	24,375	27,587

EBITDA: Interest Expense Coverage Ratio	2.8 x	3.0 x	2.9 x	2.8 x

Inland Real Estate Corporation
Supplemental Financial Information
For the three and six months ended June 30, 2009 and 2008
(In thousands except per share and square footage data)

Financial Highlights (1)	Three months ended June 30,2009	Three months ended June 30, 2008	Six months ended June 30, 2009	Six months ended June 30, 2008

Total revenues	$40,291	46,899	87,011	96,031

Net income available to common stockholders (1)	$4,087	9,522	10,760	19,505
Gain on sale of investment properties	(8)	(517)	(2,349)	(1,348)
Equity in depreciation and amortization of unconsolidated joint ventures	4,602	2,582	8,507	5,124
Amortization on in-place leases intangibles	989	753	1,665	1,612
Amortization on leasing commissions	299	312	828	507
Depreciation, net of noncontrolling interest	9,991	10,719	21,247	20,435
Funds From Operations	$19,960	23,371	40,658	45,835

Net income available to common stockholders per weighted average common share – basic and diluted	$0.05	0.14	0.15	0.30

Funds From Operations per weighted average common share – basic and diluted	$0.25	0.35	0.56	0.70

Distributions Declared	$13,472	16,168	29,815	32,291
Distributions Per Common Share	$0.17	0.25	0.41	0.49
Distributions / Funds From Operations Payout Ratio	67.5%	69.2%	73.3%	70.5%
Weighted Average Commons Shares Outstanding, Diluted	78,481	65,989	72,590	65,899

	As of June 30, 2009	As of June 30, 2008

Total Assets	$1,194,318	1,249,712

General and Administrative Expenses	Three months ended June 30,2009	Three months ended June 30, 2008	Six months ended June 30, 2009	Six months ended June 30, 2008

General and Administrative Expenses (G&A)	$3,171	3,538	6,449	6,591
G&A Expenses as a Percentage of Total Revenue	7.9%	7.5%	7.4%	6.9%
Annualized G&A Expenses as a Percentage of Total Assets	1.06%	1.13%	1.08%	1.05%

(1)

See detailed pages for reconciliation of non-GAAP financial information to the most comparable GAAP measures.

Inland Real Estate Corporation
Supplemental Financial Information
For the three and six months ended June 30, 2009 and 2008
(In thousands except per share and square footage data)

Net Operating Income (1)	Three months ended June 30,2009	Three months ended June 30, 2008	Six months ended June 30, 2009	Six months ended June 30, 2008

Net Operating Income (NOI) (Cash basis)	$27,388	31,813	56,738	63,261
Same Store Net Operating Income (Cash basis)	$27,391	31,220	56,622	61,356
Same Store NOI Percentage Change Over Prior Year Period	-12.3%		-7.7%

Consolidated Occupancy	As of June 30,2009	As of June 30, 2008

Leased Occupancy	92.4%	93.6%
Financial Occupancy	91.2%	93.2%
Same Store Financial Occupancy	91.2%	92.9%

Unconsolidated Occupancy	As of June 30,2009	As of June 30, 2008

Leased Occupancy	94.5%	94.0%
Financial Occupancy	94.0%	94.1%

Total Occupancy	As of June 30,2009	As of June 30, 2008

Leased Occupancy	92.9%	93.6%
Financial Occupancy	91.9%	93.6%

Capitalization	As of June 30, 2009	As of June 30, 2008

Total Shares Outstanding	$84,261	66,047
Closing Price Per Share	7.00	14.42
Equity Market Capitalization	589,827	952,398
Total Debt (2)	973,872	1,020,215
Total Market Capitalization	$1,563,699	1,972,613

Debt to Total Market Capitalization	62.3%	51.7%

(1)

Same store net operating income is considered a non-GAAP financial measure because it does not include straight-line rental income, amortization of intangible leases, interest, depreciation, amortization, bad debt and general and administrative expenses.

(2)

Includes pro-rata share of unconsolidated joint venture debt and full face value of convertible notes...

Inland Real Estate Corporation
Supplemental Financial Information
For the three and six months ended June 30, 2009 and 2008
(In thousands except per share and square footage data)

Funds From Operations and Other Information

We consider FFO a widely accepted and appropriate measure of performance for a REIT.  FFO provides a supplemental measure to compare our performance and operations to other REITs.  Due to certain unique operating characteristics of real estate companies, NAREIT has promulgated a standard known as FFO, which it believes more accurately reflects the operating performance of a REIT such as ours.  As defined by NAREIT, FFO means net income computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of operating property, plus depreciation and amortization and after adjustments for unconsolidated partnership and joint ventures in which the REIT holds an interest.  We have adopted the NAREIT definition for computing FFO.  Management uses the calculation of FFO for several reasons.  We use FFO in conjunction with our acquisition policy to determine investment capitalization strategy and we also use FFO to compare our performance to that of other REITs in our peer group.  Additionally, FFO is used in certain employment agreements to determine incentives payable by us to certain executives, based on our performance.  The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity.  Items that are capitalized do not impact FFO whereas items that are expensed reduce FFO.  Consequently, our presentation of FFO may not be comparable to other similarly titled measures presented by other REITs.  FFO does not represent cash flows from operations as defined by U.S. GAAP, it is not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions and should not be considered as an alternative to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance.  The following table reflects our FFO for the periods presented, reconciled to net income available to common stockholders for these periods:

	Three months ended June 30, 2009	Three months ended June 30, 2008	Six months ended June 30, 2009	Six months ended June 30, 2008

Net income available to common stockholders	$4,087	9,522	10,760	19,505
Gain on sale of investment properties	(8)	(517)	(2,349)	(1,348)
Equity in depreciation and amortization of unconsolidated joint ventures	4,602	2,582	8,507	5,124
Amortization on in-place lease intangibles	989	753	1,665	1,612
Amortization on leasing commissions	299	312	828	507
Depreciation, net of noncontrolling interest	9,991	10,719	21,247	20,435

Funds From Operations	$19,960	23,371	40,658	45,835

Net income available to common stockholders per weighted average common share – basic and diluted	$0.05	0.14	0.15	0.30

Funds From Operations, per common share – basic and diluted	$0.25	0.35	0.56	0.70

Weighted average number of common shares outstanding, basic	78,427	65,929	72,536	65,839

Weighted average number of common shares outstanding, diluted	78,481	65,989	72,590	65,899

Additional Information
Straight-line rents	$(272)	36	(440)	58
Amortization of above and below market rents	19	61	43	79
Amortization of deferred financing fees	740	571	1,512	1,086
Stock based compensation expense	87	78	182	132

Capital Expenditures
Maintenance / non-revenue generating cap ex
Building / Site improvements	$1,212	1,767	1,293	1,848
Non-maintenance / revenue generating cap ex
Tenant improvements	2,246	1,403	4,644	2,738
Leasing commissions	283	198	612	616

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2009
(In thousands except per share and square footage data)

Consolidated Debt Schedule

The Company's mortgages payable are secured by certain of its investment properties and consist of the following at June 30, 2009:

Fixed rate debt
Mortgagee/Servicer	Interest Rate at June 30, 2009	Maturity Date	Balance at June 30, 2009	Percent of Total Debt

Allstate Life Insurance	4.70%	10/2010	7,130	1.02%
Allstate Life Insurance	4.70%	10/2010	5,250	0.75%
Allstate Life Insurance	5.19%	08/2012	36,200	5.19%
Allstate Life Insurance	5.27%	11/2012	12,500	1.79%
Allstate Life Insurance	5.27%	12/2012	7,000	1.00%
Allstate Life Insurance	5.27%	12/2012	11,000	1.58%
Archon Financial	4.88%	01/2011	30,720	4.40%
Bank of America (a)	5.52%	04/2010	13,550	1.94%
Bank of America	5.01%	10/2010	6,185	0.89%
Bank of America	4.11%	06/2011	5,510	0.79%
Bank of America	4.88%	11/2011	21,750	3.12%
John Hancock Life Insurance (b)	7.65%	01/2018	11,590	1.66%
JP Morgan Chase Bank (b)	5.17%	04/2014	17,513	2.51%
Key Bank	5.00%	10/2010	7,500	1.07%
MetLife Insurance Company	4.71%	12/2010	20,100	2.88%
Nomura Credit	5.02%	08/2011	8,800	1.26%
Principal Life Insurance (a)	5.25%	10/2009	7,400	1.06%
Principal Life Insurance (a)	3.99%	06/2010	32,930	4.72%
Principal Life Insurance	5.05%	01/2014	16,250	2.33%
Principal Real Estate	5.05%	04/2014	8,750	1.25%
Prudential Asset Resource (b)	5.83%	12/2014	5,645	0.81%
Wells Fargo (a)	5.14%	04/2010	11,125	1.60%
Wells Fargo (a)	5.01%	04/2010	15,300	2.20%
Wells Fargo (a)	5.17%	04/2010	23,690	3.39%
Wells Fargo	5.01%	10/2010	1,700	0.24%
Wells Fargo	4.11%	06/2011	882	0.13%
Wells Fargo	4.11%	06/2011	32,338	4.63%

Total/Weighted Average Fixed Rate Secured	4.96%		378,308	54.21%

Convertible Notes (c)	4.63%	11/2011	130,000	18.63%

Total/Weighted Average Fixed Rate	4.88%		$508,308	72.84%

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2009
(In thousands except per share and square footage data)

Variable rate debt
Mortgagee/Servicer	Interest Rate at June 30, 2009	Maturity Date	Balance at June 30, 2009	Percent of Total Debt

Allstate Life Insurance	1.72%	07/2010	$10,654	1.53%
Allstate Life Insurance	1.22%	12/2010	7,833	1.13%
Bank of America (a)	1.72%	04/2010	2,400	0.34%
Bank of America (a)	1.72%	04/2010	2,468	0.35%
Bank of America (a)	1.72%	06/2010	2,732	0.39%
Bank of America (a)	1.72%	06/2010	2,255	0.32%
Bank of America	0.73%	12/2014	6,200	0.89%

Total/Weighted Average Variable Rate Secured	1.43%		34,542	4.95%

Line of Credit Facility	3.55%	04/2011	15,000	2.15%
Term Loan	2.38%	09/2010	140,000	20.06%

Total/Weighted Average Variable Rate	2.30%		189,542	27.16%

Total/Weighted Average Debt	4.18%		$697,850	100.00%

(a)

Approximately $113,850 of the Company's mortgages payable mature within one year.  The Company intends to retire the 2009 maturity of $7,400 with proceeds drawn on its unsecured line of credit facility or cash from operations.  The Company intends to refinance the 2010 maturities of $106,450 at market terms available at the time of the maturities.

(b)	These loans require payments of principal and interest monthly; all other loans listed are interest only.

(c)	Total convertible notes reflects the total principal amount outstanding. The consolidated balance sheet is presented net of a fair value adjustment of $2,145.

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2009
(In thousands except per share and square footage data)

Summary of Consolidated Debt

Schedule of Maturities by Year (a):	Scheduled Principal Payments	Mortgage Loan Maturities	Unsecured Maturities (b)	Total	Total Weighted Average Rate (c)	Percent of Total Debt

2009	$309	7,400	-	7,709	5.25%	1.10%
2010	637	172,802	140,000	313,439	3.49%	44.92%
2011 (d)	676	100,000	145,000	245,676	4.51%	35.20%
2012	715	66,700	-	67,415	5.23%	9.66%
2013	763	-	-	763	-	0.11%
2014	471	52,013	-	52,484	4.68%	7.52%
2015	284	-	-	284	-	0.04%
2016	306	-	-	306	-	0.04%
2017	302	-	-	302	-	0.04%
2018	-	9,472	-	9,472	7.65%	1.37%

Total	$4,463	408,387	285,000	697,850	4.18%	100.00%

Total Debt Outstanding	June 30, 2009

Mortgage loans payable:
Fixed rate secured loans	$378,308
Variable rate secured loans	34,542
Unsecured fixed rate convertible notes (d)	130,000
Unsecured line of credit facility and term loan	155,000

Total	$697,850

Percentage of Total Debt:	June 30, 2009

Fixed rate loans	72.84%
Variable rate loans	27.16%

Current Average Interest Rates (c):	June 30, 2009

Fixed rate loans	4.88%
Variable rate loans	2.30%
Total weighted average interest rate	4.18%

(a)

Excludes extension periods

(b)

Includes unsecured convertible notes, line of credit facility and term loan.

(c)

Interest rates are as of June 30, 2009 and exclude the impact of deferred loan fee amortization.

(d)

Total convertible notes reflects the total principal amount outstanding.  The consolidated balance sheet is presented net of a fair value adjustment of $2,145.

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2009
(In thousands except per share and square footage data)

Significant Retail Tenants (Consolidated) (1)

Tenant Name	Number of Stores	Annual Base Rent	Percentage of Annual Base Rent	GLA Square Feet	Percentage of Total Square Footage

Supervalu, Inc.	11	$6,872	5.68%	693,129	6.58%
Dominick's Finer Foods	8	6,342	5.24%	535,873	5.09%
Carmax	2	4,021	3.32%	187,851	1.78%
Roundy's	6	3,909	3.23%	379,635	3.61%
PetsMart	9	2,905	2.40%	216,624	2.06%
Best Buy	4	2,424	2.00%	183,757	1.74%
TJX Companies, Inc. (2)	8	2,065	1.70%	265,577	2.52%
Office Depot	8	1,970	1.63%	177,732	1.69%
The Sports Authority	3	1,851	1.53%	130,963	1.24%
Kroger	4	1,837	1.52%	235,687	2.24%
OfficeMax	5	1,605	1.32%	130,636	1.24%
Michael’s	6	1,490	1.23%	130,165	1.24%
Kohl’s	2	1,468	1.21%	169,584	1.61%
Staples	5	1,461	1.21%	112,728	1.07%
Pier 1 Imports	7	1,365	1.13%	70,037	0.67%
Barnes & Noble	3	1,303	1.07%	67,988	0.65%
Home Depot	1	1,243	1.03%	113,000	1.07%
JoAnn Fabrics	5	1,232	1.02%	128,478	1.22%
Bally’s Total Fitness	3	1,205	1.00%	88,803	0.84%

Total		$46,568	38.47%	4,018,247	38.16%

Significant Retail Tenants (Unconsolidated) (1)

Tenant Name	Number of Stores	Annual Base Rent	Percentage of Annual Base Rent	GLA Square Feet	Percentage of Total Square Footage

Supervalu, Inc.	5	$3,988	8.42%	338,983	9.20%
TJX Companies, Inc. (2)	5	1,634	3.45%	153,715	4.17%
Dick's	2	1,553	3.28%	165,000	4.48%
Regal Cinemas	1	1,210	2.56%	73,000	1.98%
The Gap	4	986	2.08%	67,965	1.85%
REI (Recreational Equipment Inc)	1	971	2.05%	25,550	0.69%
Bed, Bath and Beyond	2	810	1.71%	91,435	2.48%
Retail Ventures, Inc (DSW Warehouse)	2	764	1.61%	49,699	1.35%
Dominick's Finer Foods	1	726	1.53%	63,111	1.71%
Food 4 Less	1	675	1.43%	63,052	1.71%
Roundy’s	1	649	1.37%	55,990	1.52%
PetsMart	2	632	1.34%	50,514	1.37%
Harlem Furniture	1	628	1.33%	27,932	0.76%
Border’s Books & Music	2	502	1.06%	45,370	1.23%
The Sports Authority	1	489	1.03%	44,495	1.21%
Blockbuster Video	4	471	1.00%	20,432	0.55%

Total		$16,688	35.25%	1,336,243	36.26%

(1)

Significant tenants are tenants that represent 1% or more of our annual base rent

(2)

Includes TJ Maxx, Marshall’s, and A.J. Wright Stores

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2009
(In thousands except per share and square footage data)

Significant Retail Tenants (Total) (1)

Tenant Name	Number of Stores	Annual Base Rent	Percentage of Annual Base Rent	GLA Square Feet	Percentage of Total Square Footage

Supervalu, Inc.	16	$10,860	6.45%	1,032,112	7.26%
Dominick's Finer Foods	9	7,068	4.20%	598,984	4.21%
Carmax	2	4,021	2.39%	187,851	1.32%
Roundy’s	7	4,558	2.71%	435,625	3.07%
TJX Companies, Inc. (2)	13	3,699	2.20%	419,292	2.95%
PetsMart	11	3,537	2.10%	267,138	1.88%
Best Buy	4	2,424	1.44%	183,757	1.29%
The Sports Authority	4	2,340	1.39%	175,458	1.23%
Office Depot	9	2,276	1.35%	199,188	1.40%
The GAP	8	1,912	1.14%	136,420	0.96%
Retail Ventures, Inc (DSW Warehouse)	4	1,876	1.11%	95,915	0.68%
Kroger	4	1,837	1.09%	235,687	1.66%
OfficeMax	6	1,801	1.07%	144,596	1.02%
Michael’s	7	1,719	1.02%	149,908	1.05%

Total		$49,928	29.66%	4,261,931	29.98%

(1)

Significant tenants are tenants that represent 1% or more of our annual base rent

(2)

Includes TJ Maxx, Marshall’s, and A.J. Wright Stores

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2009

(In thousands except per share and square footage data)

Lease Expiration Analysis

(Consolidated)

Lease Expiration Year	Number of Leases Expiring	GLA Under Expiring Leases (Sq.Ft.)	Percent of Total Leased GLA	Total Annualized Base Rent ($) (2)	Percent of Total Annualized Base Rent (%)	Annualized Base Rent ($/Sq.Ft.) (3)

ALL ANCHOR LEASES (1)

M-T-M	2	35,606	0.37%	$178	0.14%	$5.00
2009	6	181,197	1.89%	1,205	0.97%	6.65
2010	12	332,418	3.46%	3,046	2.45%	9.16
2011	27	735,734	7.66%	8,037	6.47%	10.92
2012	27	627,198	6.53%	6,396	5.15%	10.20
2013	30	768,578	8.00%	7,673	6.18%	9.98
2014	23	844,707	8.80%	9,325	7.51%	11.04
2015	14	331,001	3.45%	3,901	3.14%	11.79
2016	7	153,760	1.60%	2,282	1.84%	14.84
2017	16	777,819	8.10%	8,676	6.98%	11.15
2018+	42	2,228,313	23.20%	25,625	20.63%	11.50

TOTAL/WEIGHTED AVERAGE	206	7,016,331	73.06%	$76,344	61.46%	$10.88

ALL NON-ANCHOR LEASES
M-T-M	17	38,166	0.40%	$435	0.35%	$11.40
2009	111	247,097	2.57%	4,302	3.46%	17.41
2010	157	379,121	3.95%	7,335	5.91%	19.35
2011	137	380,478	3.96%	6,465	5.20%	16.99
2012	187	480,143	5.00%	8,784	7.07%	18.29
2013	160	442,810	4.61%	8,226	6.62%	18.58
2014	93	251,448	2.62%	4,501	3.62%	17.90
2015	28	88,784	0.92%	1,906	1.53%	21.47
2016	16	57,475	0.60%	1,143	0.92%	19.89
2017	12	56,813	0.59%	923	0.74%	16.25
2018+	40	164,854	1.72%	3,879	3.12%	23.53

TOTAL/WEIGHTED AVERAGE	958	2,587,189	26.94%	$47,899	38.54%	$18.51

ALL LEASES
M-T-M	19	73,772	0.77%	$613	0.49%	$8.31
2009	117	428,294	4.46%	5,507	4.43%	12.86
2010	169	711,539	7.41%	10,381	8.36%	14.59
2011	164	1,116,212	11.62%	14,502	11.67%	12.99
2012	214	1,107,341	11.53%	15,180	12.22%	13.71
2013	190	1,211,388	12.61%	15,899	12.80%	13.12
2014	116	1,096,155	11.42%	13,826	11.13%	12.61
2015	42	419,785	4.37%	5,807	4.67%	13.83
2016	23	211,235	2.20%	3,425	2.76%	16.21
2017	28	834,632	8.69%	9,599	7.72%	11.50
2018+	82	2,393,167	24.92%	29,504	23.75%	12.33

TOTAL/WEIGHTED AVERAGE	1,164	9,603,520	100.00%	$124,243	100.00%	$12.94

(1)

The Company defines anchors as single tenants which lease 10,000 or more square feet.  Non-anchors are defined as tenants which lease less than 10,000 square feet.

(2)

Annualized base rent for all leases in-place at report date are determined by annualizing current monthly base rents in-place.

(3)

Annualized base rent divided by gross leasable area as of report date.

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2009

(In thousands except per share and square footage data)

Lease Expiration Analysis

(Unconsolidated)

Lease Expiration Year	Number of Leases Expiring	GLA Under Expiring Leases (Sq.Ft.)	Percent of Total Leased GLA	Total Annualized Base Rent ($) (3)	Percent of Total Annualized Base Rent (%)	Annualized Base Rent ($/Sq.Ft.) (4)

ALL ANCHOR LEASES (1) (2)
2010	6	158,948	4.59%	1,262	2.58%	7.94
2011	4	138,240	3.99%	1,168	2.39%	8.45
2012	3	105,112	3.04%	1,465	2.99%	13.94
2013	5	147,025	4.25%	1,911	3.91%	13.00
2014	9	250,982	7.25%	2,743	5.61%	10.93
2015	5	155,893	4.50%	1,831	3.74%	11.75
2016	4	134,593	3.89%	1,105	2.26%	8.21
2017	4	68,199	1.97%	1,328	2.71%	19.47
2018+	23	1,672,374	48.29%	21,099	43.12%	12.62

TOTAL/WEIGHTED AVERAGE	63	2,831,366	81.77%	$33,912	69.31%	$11.98

ALL NON-ANCHOR LEASES (1)
2009	18	36,973	1.07%	$824	1.68%	$22.29
2010	45	102,393	2.96%	2,339	4.78%	22.84
2011	22	70,350	2.03%	1,475	3.01%	20.97
2012	28	65,687	1.89%	1,476	3.02%	22.45
2013	20	52,569	1.51%	1,247	2.55%	23.72
2014	34	117,452	3.39%	2,698	5.51%	22.97
2015	17	73,850	2.13%	1,633	3.34%	22.11
2016	11	39,886	1.15%	1,090	2.23%	27.33
2017	3	17,033	0.49%	502	1.03%	29.47
2018+	13	55,766	1.61%	1,731	3.54%	31.03

TOTAL/WEIGHTED AVERAGE	211	631,959	18.23%	$15,015	30.69%	$23.76

ALL LEASES
2009	18	36,973	1.07%	$824	1.68%	$22.29
2010	51	261,341	7.55%	3,601	7.36%	13.78
2011	26	208,590	6.02%	2,643	5.40%	12.67
2012	31	170,799	4.93%	2,941	6.01%	17.22
2013	25	199,594	5.76%	3,158	6.46%	15.82
2014	43	368,434	10.64%	5,441	11.12%	14.77
2015	22	229,743	6.63%	3,464	7.08%	15.08
2016	15	174,479	5.04%	2,195	4.49%	12.58
2017	7	85,232	2.46%	1,830	3.74%	21.47
2018+	36	1,728,140	49.90%	22,830	46.66%	13.21

TOTAL/WEIGHTED AVERAGE	274	3,463,325	100.00%	$48,927	100.00%	$14.13

(1)

Includes leases expiring on unconsolidated property owned in a joint venture.

(2)

The Company defines anchors as single tenants which lease 10,000 or more square feet.  Non-anchors are defined as tenants which lease less than 10,000 square feet.

(3)

Annualized base rent for all leases in-place at report date are determined by annualizing current monthly base rents in-place.

(4)

Annualized base rent divided by gross leasable area as of report date.

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2009

(In thousands except per share and square footage data)

Lease Expiration Analysis

(Total)

Lease Expiration Year	Number of Leases Expiring	GLA Under Expiring Leases (Sq.Ft.)	Percent of Total Leased GLA	Total Annualized Base Rent ($) (3)	Percent of Total Annualized Base Rent (%)	Annualized Base Rent ($/Sq.Ft.) (4)

ALL ANCHOR LEASES (1)

M-T-M	2	35,606	0.27%	$178	0.10%	$5.00
2009	6	181,197	1.39%	1,205	0.70%	6.65
2010	18	491,366	3.76%	4,308	2.49%	8.77
2011	31	873,974	6.69%	9,205	5.32%	10.53
2012	30	732,310	5.60%	7,861	4.54%	10.73
2013	35	915,603	7.01%	9,584	5.53%	10.47
2014	32	1,095,689	8.39%	12,068	6.97%	11.01
2015	19	486,894	3.73%	5,732	3.31%	11.77
2016	11	288,353	2.21%	3,387	1.96%	11.75
2017	20	846,018	6.47%	10,004	5.78%	11.82
2018+	65	3,900,687	29.85%	46,724	26.98%	11.98

TOTAL/WEIGHTED AVERAGE	269	9,847,697	75.37%	$110,256	63.68%	$11.20

ALL NON-ANCHOR LEASES (1)
M-T-M	17	38,166	0.29%	$435	0.25%	$11.40
2009	129	284,070	2.17%	5,126	2.96%	18.04
2010	202	481,514	3.69%	9,674	5.59%	20.09
2011	159	450,828	3.45%	7,940	4.58%	17.61
2012	215	545,830	4.18%	10,260	5.92%	18.80
2013	180	495,379	3.79%	9,473	5.47%	19.12
2014	127	368,900	2.82%	7,199	4.16%	19.51
2015	45	162,634	1.24%	3,539	2.04%	21.76
2016	27	97,361	0.74%	2,233	1.29%	22.94
2017	15	73,846	0.57%	1,425	0.82%	19.30
2018+	53	220,620	1.69%	5,610	3.24%	25.42

TOTAL/WEIGHTED AVERAGE	1,169	3,219,148	24.63%	$62,914	36.32%	$19.54

ALL LEASES
M-T-M	19	73,772	0.56%	$613	0.35%	$8.31
2009	135	465,267	3.56%	6,331	3.66%	13.61
2010	220	972,880	7.45%	13,982	8.08%	14.37
2011	190	1,324,802	10.14%	17,145	9.90%	12.94
2012	245	1,278,140	9.78%	18,121	10.46%	14.18
2013	215	1,410,982	10.80%	19,057	11.00%	13.51
2014	159	1,464,589	11.21%	19,267	11.13%	13.15
2015	64	649,528	4.97%	9,271	5.35%	14.27
2016	38	385,714	2.95%	5,620	3.25%	14.57
2017	35	919,864	7.04%	11,429	6.60%	12.42
2018+	118	4,121,307	31.54%	52,334	30.22%	12.70

TOTAL/WEIGHTED AVERAGE	1,438	13,066,845	100.00%	$173,170	100.00%	$13.25

(1)

Includes leases expiring on unconsolidated property owned in a joint venture.

(2)

The Company defines anchors as single tenants which lease 10,000 or more square feet.  Non-anchors are defined as tenants which lease less than 10,000 square feet.

(3)

Annualized base rent for all leases in-place at report date are determined by annualizing current monthly base rents in-place.

(4)

Annualized base rent divided by gross leasable area as of report date.

Inland Real Estate Corporation
Supplemental Financial Information
For the three and six months ended June 30, 2009

(In thousands except per share and square footage data)

Leasing Activity (Cash Basis)

New Lease Summary

(Consolidated)

					Increase/(Decrease)
	Number	GLA	Total Former Average Base Rent	Total New Average Base Rent	Total Dollar	Percent

1Q2009	13	47,547	$494	$543	$49	9.9%
per square foot			$10.39	$11.42	$1.03
2Q2009	17	72,013	$1,010	$1,076	$66	6.5%
per square foot			$14.03	$14.94	$0.91

2009 Total	30	119,560	$1,504	$1,619	$115	7.6%
per square foot			$12.58	$13.54	$0.96

Renewal Lease Summary

					Increase/(Decrease)
	Number	GLA	Total Former Average Base Rent	Total New Average Base Rent	Total Dollar	Percent

1Q2009	44	198,061	$2,240	$2,288	$48	2.1%
per square foot			$11.31	$11.55	$0.24
2Q2009	44	268,882	$2,954	$2,949	$(5)	-0.2%
per square foot			$10.99	$10.97	$(0.02)

2009 Total	88	466,943	$5,194	$5,237	$43	0.8%
per square foot			$11.12	$11.21	$0.09

Renewal leases include expiring leases renewed with the same tenant and the exercise of options.  All other leases are categorized as new.

Renewal Lease Summary

	Number	GLA	Total Former Average Base Rent	Total New Average Base Rent

1Q2009	1	5,482	$-	$52
per square foot			$-	$9.49
2Q2009	1	3,100	$-	$38
per square foot			$-	$12.26

2009 Total	2	8,582	$-	$90
per square foot			$-	$10.49

Non-comparable leases represent leases signed for which there was no former tenant, or expansion square footage for leases rolling over for which there was no former tenant.

Inland Real Estate Corporation
Supplemental Financial Information
For the three and six months ended June 30, 2009

(In thousands except per share and square footage data)

Leasing Activity (Cash Basis) (1)

New Lease Summary

(Unconsolidated)

						Increase/(Decrease)
	Number	GLA	Total Former Average Base Rent	Total New Average Base Rent		Total Dollar	Percent

1Q2009	1	1,215	$24	$21		$(3)	-12.5%
per square foot			$19.75	$17.28		$(2.47)
2Q2009	3	64,097	$1,272	$1,099		$(173)	-13.6%
per square foot			$19.85	$17.15		$(2.70)

2009 Total	4	65,312	$1,296	$1,120		$(176)	-13.6%
per square foot			$19.84	$17.15	$	_(2.69)

Renewal Lease Summary

					Increase/(Decrease)
	Number	GLA	Total Former Average Base Rent	Total New Average Base Rent	Total Dollar	Percent

1Q2009	4	7,284	$115	$131	$16	13.9%
per square foot			$15.79	$17.98	$2.19
2Q2009	8	15,252	$284	$363	$79	27.8%
per square foot			$18.62	$23.80	$5.18

2009 Total	12	22,536	$399	$494	$95	23.8%
per square foot			$17.71	$21.92	$4.21

Renewal leases include expiring leases renewed with the same tenant and the exercise of options.  All other leases are categorized as new.

Non-Comparable Lease Summary

	Number	GLA	Total Former Average Base Rent	Total New Average Base Rent

1Q2009	2	16,650	$-	$142
per square foot			$-	$8.53
2Q2009	1	1,832	$-	$39
per square foot			$-	$21.29

2009 Total	3	18,482	$-	$181
per square foot			$-	$9.79

Non-comparable leases represent leases signed for which there was no former tenant, or expansion square footage for leases rolling over for which there was no former tenant.

(1) Includes leasing activity on unconsolidated properties owned in joint ventures.

 Inland Real Estate Corporation
Supplemental Financial Information
For the three and six months ended June 30, 2009

(In thousands except per share and square footage data)

Leasing Activity (Cash Basis) (1)

New Lease Summary

(Total)

					Increase/(Decrease)
	Number	GLA	Total Former Average Base Rent	Total New Average Base Rent	Total Dollar	Percent

1Q2009	14	48,762	$518	$564	$46	8.9%
per square foot			$10.62	$11.56	$0.94
2Q2009	20	136,110	$2,282	$2,175	$(107)	-4.7%
per square foot			$16.77	$15.98	$(0.79)

2009 Total	34	184,872	$2,800	$2,739	$(61)	-2.2%
per square foot			$15.15	$14.82	$(0.33)

Renewal Lease Summary

					Increase/(Decrease)
	Number	GLA	Total Former Average Base Rent	Total New Average Base Rent	Total Dollar	Percent

1Q2009	48	205,345	$2,355	$2,419	$64	2.7%
per square foot			$11.47	$11.78	$0.31
2Q2009	52	284,134	$3,238	$3,312	$74	2.3%
per square foot			$11.40	$11.66	$0.26

2009 Total	100	489,479	$5,593	5,731	$138	2.5%
per square foot			$11.43	$11.71	$0.28

Renewal leases include expiring leases renewed with the same tenant and the exercise of options.  All other leases are categorized as new.

Non-Comparable Lease Summary

	Number	GLA	Total Former Average Base Rent	Total New Average Base Rent

1Q2009	3	22,132	$-	$194
per square foot			$-	$8.77
2Q2009	2	4,932	$-	$77
per square foot			$-	$15.61

2009 Total	5	27,064	$-	$271
per square foot			$-	$10.01

Non-comparable leases represent leases signed for which there was no former tenant, or expansion square footage for leases rolling over for which there was no former tenant.

(1) Includes leasing activity on unconsolidated properties owned in joint ventures.

Inland Real Estate Corporation
Supplemental Financial Information
For the three months ended June 30, 2009

 (In thousands except per share and square footage data)

2nd Quarter 2009 Leasing Activity

(Consolidated)

New Leases	Non- Anchors (1)	Anchors (1)	Total

Number of Leases	14	3	17
Gross Leasable Area (Sq.Ft.)	34,657	37,356	72,013
Base Rent/Sq.Ft. ($/Sq.Ft.)	$14.64	15.23	14.94

Renewals	Non- Anchors	Anchors	Total

Number of Leases	39	5	44
Gross Leasable Area (Sq.Ft.)	97,482	171,400	268,882
Base Rent/Sq.Ft. ($/Sq.Ft.)	$16.66	7.73	10.97

Non-Comparable Leases (2)	Non- Anchors	Anchors	Total

Number of Leases	1	-	1
Gross Leasable Area (Sq.Ft.)	3,100	-	3,100
Base Rent/Sq.Ft. ($/Sq.Ft.)	$12.26	-	12.26

Total New, Renewal and Non- Comparable Leases	Non- Anchors	Anchors	Total

Number of Leases	54	8	62
Gross Leasable Area (Sq.Ft.)	135,239	208,756	343,995
Base Rent/Sq.Ft. ($/Sq.Ft.)	$16.04	9.07	11.81

(1)

The Company defines anchors as single tenants which lease 10,000 or more square feet.  Non-anchors are defined as tenants which lease less than 10,000 square feet.

(2)

Non-comparable leases represent leases signed for which there was no former tenant, or expansion square footage for leases rolling over for which there was no former tenant.

Inland Real Estate Corporation
Supplemental Financial Information
For the three months ended June 30, 2009

 (In thousands except per share and square footage data)

2nd Quarter 2009 Leasing Activity (1)

(Unconsolidated)

New Leases	Non- Anchors (2)	Anchors (2)	Total

Number of Leases	2	1	3
Gross Leasable Area (Sq.Ft.)	7,707	56,390	64,097
Base Rent/Sq.Ft. ($/Sq.Ft.)	$10.88	18.00	17.15

Renewals	Non- Anchors	Anchors	Total

Number of Leases	8	-	8
Gross Leasable Area (Sq.Ft.)	15,252	-	15,252
Base Rent/Sq.Ft. ($/Sq.Ft.)	$23.80	-	23.80

Non-Comparable Leases (3)	Non- Anchors	Anchors	Total

Number of Leases	1	-	1
Gross Leasable Area (Sq.Ft.)	1,832	-	1,832
Base Rent/Sq.Ft. ($/Sq.Ft.)	$21.29	-	21.29

Total New, Renewal and Non- Comparable Leases	Non- Anchors	Anchors	Total

Number of Leases	11	1	12
Gross Leasable Area (Sq.Ft.)	24,791	56,390	81,181
Base Rent/Sq.Ft. ($/Sq.Ft.)	$19.60	18.00	18.49

(1)

Includes leasing activity on unconsolidated properties owned in joint ventures.

(2)

The Company defines anchors as single tenants which lease 10,000 or more square feet.  Non-anchors are defined as tenants which lease less than 10,000 square feet.

(3)

Non-comparable leases represent leases signed for which there was no former tenant, or expansion square footage for leases rolling over for which there was no former tenant.

Inland Real Estate Corporation
Supplemental Financial Information
For the three months ended June 30, 2009

 (In thousands except per share and square footage data)

2nd Quarter 2009 Leasing Activity (1)

(Total)

New Leases	Non- Anchors (2)	Anchors (2)	Total

Number of Leases	16	4	20
Gross Leasable Area (Sq.Ft.)	42,364	93,746	136,110
Base Rent/Sq.Ft. ($/Sq.Ft.)	$13.95	16.90	15.98

Renewals	Non- Anchors	Anchors	Total

Number of Leases	47	5	52
Gross Leasable Area (Sq.Ft.)	112,734	171,400	284,134
Base Rent/Sq.Ft. ($/Sq.Ft.)	$17.63	7.73	11.66

Non-Comparable Leases (3)	Non- Anchors	Anchors	Total

Number of Leases	2	-	2
Gross Leasable Area (Sq.Ft.)	4,932	-	4,932
Base Rent/Sq.Ft. ($/Sq.Ft.)	$15.61	-	15.61

Total New, Renewal and Non- Comparable Leases	Non- Anchors	Anchors	Total

Number of Leases	65	9	74
Gross Leasable Area (Sq.Ft.)	160,030	265,146	425,176
Base Rent/Sq.Ft. ($/Sq.Ft.)	$16.59	10.97	13.09

(1)

Includes leasing activity on unconsolidated properties owned in joint ventures.

(2)

The Company defines anchors as single tenants which lease 10,000 or more square feet.  Non-anchors are defined as tenants which lease less than 10,000 square feet.

(3)

Non-comparable leases represent leases signed for which there was no former tenant, or expansion square footage for leases rolling over for which there was no former tenant.

Inland Real Estate Corporation
Supplemental Financial Information

For the three and six months ended June 30, 2009 and 2008
(In thousands except per share and square footage data)

Same Store Net Operating Income Analysis

The following schedule presents same store net operating income, which is the net operating income of properties owned in both the three and six months ended June 30, 2009 and 2008, along with other investment properties new operating income.  Same store net operating income is considered a non-GAAP financial measure because it does not include straight-line rental income, amortization of lease intangibles, interest, depreciation, amortization and bad debt expense.  We provide same store net operating income as it allows investors to compare the results of property operations for the three and six months ended June 30, 2009 and 2008.  We also provide a reconciliation of these amounts to the most comparable GAAP measure, net income available to common stockholders.

	Three months ended June 30, 2009	Three months ended June 30, 2008	% Increase -Decreased	Six months ended June 30, 2009	Six months ended June 30, 2008	% Increase -Decreased
Rental income and additional income:
"Same store" investment properties,121 properties
Rental income	$30,293	31,188	-2.9%	61,064	62,411	-2.2%
Tenant recovery income	8,898	12,065	-26.2%	22,512	27,058	-16.8%
Other property income	658	1,487	-55.7%	1,860	1,965	-5.3%
"Other investment properties
Rental income	-	670		60	2,078
Tenant recovery income	1	195		76	390
Other property income	-	-		-	3

Total rental income and additional income	$39,850	45,605		85,572	93,905

Property operating expenses:
"Same store" investment properties, 121 properties
Property operating expenses	$4,683	5,517	-15.1%	12,942	13,893	-6.8%
Real estate tax expense	7,775	8,003	-2.8%	15,872	16,185	-1.9%
"Other investment properties"
Property operating expenses	4	118		20	287
Real estate tax expense	-	154		-	279

Total property operating expenses	$12,462	13,792		28,834	30,644

Property net operating income
"Same store" investment properties	$27,391	31,220	-12.3%	56,622	61,356	-7.7%
"Other investment properties"	(3)	593		116	1,905

Total property net operating income	$27,388	31,813		56,738	63,261

Other income:
Straight-line income (expense)	(272)	36		(440)	58
Amortization of lease intangibles	19	61		43	79
Other income	381	2,235		718	3,592
Fee income from unconsolidated joint ventures	694	1,197		1,836	1,989
Gain on sale of investment properties	-	-		341	-
Gain on sale of joint venture interest	433	3,321		1,366	3,975
Gain on extinguishment of debt	2,443	-		6,049	-

Other expenses:
Income tax benefit (expense) of taxable REIT subsidiary	55	(164)		(402)	(406)
Bad debt expense	(1,851)	(325)		(2,606)	(689)
Depreciation and amortization	(11,355)	(11,690)		(23,836)	(22,326)
General and administrative expenses	(3,171)	(3,538)		(6,449)	(6,591)
Interest expense	(8,679)	(11,152)		(18,512)	(23,168)
Impairment of investment securities	(823)	(2,505)		(2,504)	(2,510)
Provision for asset impairment	-	(666)		(1,824)	(666)
Equity in earnings (loss) of unconsolidated ventures	(1,536)	626		(2,106)	1,791

Income from continuing operations	3,726	9,249		8,412	18,389
Income from discontinued operations	439	376		2,523	1,332
Net income	4,165	9,625		10,935	19,721

Less: Net income attributable to the noncontrolling interest	(78)	(103)		(175)	(216)
Net income available to common stockholders	$4,087	9,522		10,760	19,505

Inland Real Estate Corporation
Supplemental Financial Information
For the six months ended June 30, 2009
(In thousands except per share and square footage data)

Property Dispositions

Date	Property	City	State	GLA Sq. Ft.	Sale Price	Gain on Sale

01/30/09	Wisner/Milwaukee	Chicago	IL	14,426	$4,000	$1,883
02/10/09	Western & Howard	Chicago	IL	11,974	1,845	117
04/08/09	Montgomery Plaza	Montgomery	IL	12,903	720	-
04/30/09	Lake Park Plaza (partial sale)	Michigan City	IN	114,557	1,706	8

				153,860	$8,271	$2,008

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2009

(In thousands except per share and square footage data)

Unconsolidated Joint Ventures

Venture with New York State Teachers’ Retirement System

Date	Entity	Property	City	State	GLA	IRC % Interest	IRC Investment	IRC Share of Debt (a)

12/03/04	IN Retail Fund, LLC	Cobbler Crossing	Elgin	IL	102,643	50.0%	$1,642	$4,100
12/03/04	IN Retail Fund, LLC	Shoppes at Mill Creek	Palos Park	IL	102,422	50.0%	2,480	4,255
12/03/04	IN Retail Fund, LLC	Woodfield Commons	Schaumburg	IL	207,452	50.0%	8,191	8,750
12/03/04	IN Retail Fund, LLC	Marketplace at Six Corners	Chicago	IL	117,000	50.0%	4,640	5,900
12/03/04	IN Retail Fund, LLC	Chatham Ridge	Chicago	IL	175,300	50.0%	8,895	7,500
12/23/04	IN Retail Fund, LLC	Randall Square	Geneva	IL	216,485	50.0%	8,931	8,250
04/01/05	IN Retail Fund, LLC	Thatcher Woods	River Grove	IL	188,213	50.0%	4,733	6,750
06/01/05	IN Retail Fund, LLC	Forest Lake Marketplace	Forest Lake	MN	93,853	50.0%	3,398	4,250
06/30/05	IN Retail Fund, LLC	Orland Park Place	Orland Park	IL	599,672	50.0%	(1,838)	15,911
09/01/05	IN Retail Fund, LLC	Mapleview Shopping Center	Grayslake	IL	114,804	50.0%	(518)	6,932
09/01/05	IN Retail Fund, LLC	Regal Showplace	Crystal Lake	IL	97,066	50.0%	337	4,755
02/15/06	IN Retail Fund, LLC	Algonquin Commons	Algonquin	IL	540,061	50.0%	4,638	46,392
09/07/06	IN Retail Fund, LLC	Greentree	Caledonia	WI	169,268	50.0%	3,806	3,300
09/07/06	IN Retail Fund, LLC	Ravinia Plaza	Orland Park	IL	101,384	50.0%	3,684	5,710

					2,825,623		$53,019	$132,755

Debt Schedule

Mortgagee	Rate / Type	Maturity	Balance
Allstate (b)	4.84% Fixed	January 2010	$11,800
Allstate	5.63% Fixed	March 2011	8,510
Allstate	5.21% Fixed	May 2012	8,200
Allstate	5.86% Fixed	March 2015	8,500
Bank of America	4.94% Fixed	April 2012	17,500
Bank of America	4.94% Fixed	April 2012	15,000
Bear Stearns	5.35% Fixed	December 2011	16,500
John Hancock Life Ins.	5.83% Fixed	February 2015	13,500
Lehman Brothers	5.58% Fixed	April 2013	13,263
NLI Commercial Mortgage	5.29% Fixed	December 2012	6,600
Principal	6.08% Fixed	October 2013	11,420
Wachovia Securities	5.66% Fixed	April 2013	2,606
Wachovia Securities	5.93% Fixed	April 2013	7,506
Wells Fargo	7.56% Fixed	July 2011	31,821
Wells Fargo	5.45% Fixed	November 2014	72,969
Wells Fargo	5.24% Fixed	November 2014	19,814

Total / Weighted Average	5.67%Fixed		$265,509

(a)

IRC’s pro rata share of debt is calculated using the pro rata allocation of the original equity contribution by each partner.  This allocation is for financial statement purposes and as this debt is nonrecourse, IRC is not financially obligated for the outstanding amounts.

(b)

Approximately $11,800 of this joint venture’s mortgages payable mature within one year.  The joint venture intends to refinance this maturity at market terms available at the time of maturity.

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2009

(In thousands except per share and square footage data)

Unconsolidated Joint Ventures (continued)

Development Joint Venture with TMK Development

Date	Entity	Property	City	State	Acres	IRC % Interest	IRC Investment	IRC Share of Debt (a)

01/5/06	TMK/Inland Aurora	Savannah Crossing	Aurora	IL	14 Acres	40.0%	$9,246	$-

Development Joint Venture with North American Real Estate

Date	Entity	Property	City	State	Acres	IRC % Interest	IRC Investment	IRC Share of Debt (a)

06/06/06	NARE/Inland North Aurora I	North Aurora Towne Centre I	North Aurora	IL	29 Acres	45.0%	$4,125	$20,561
08/30/06	NARE/Inland North Aurora II	North Aurora Towne Centre II	North Aurora	IL	20 Acres	45.0%	3,602	4,037
09/10/07	NARE/Inland North Aurora III	North Aurora Towne Centre III	North Aurora	IL	63 Acres	45.0%	4,022	17,413

					112 Acres		$11,749	$42,011

Debt Schedule

Mortgagee	Rate / Type	Maturity	Balance

Bank of America (b)	1.99% Variable	August 2009	$19,608
Bank of America	1.82% Variable	October 2011	4,300
Bank of America (b) (c)	2.57% Variable	June 2009	4,749
Bank of America (b) (c)	3.14% Variable	June 2009	20,979

Total / Weighted Average	2.52%Variable		$49,636

Development Joint Venture with Paradise Group

Date	Entity	Property	City	State	Acres	IRC % Interest	IRC Investment	IRC Share of Debt (a)

02/23/07	PDG/Tuscany Village Venture	Tuscany Village	Clermont	FL	53 Acres	15.0%	$7,453	$-

Debt Schedule

Mortgagee	Rate / Type	Maturity	Balance

Bank of America (b)	2.17% Variable	September 2009	$9,052

(a)

IRC’s pro rata share of debt is calculated using the pro rata allocation of the original equity contribution by each partner.  This allocation is for financial statement purposes and IRC is only financially obligated for the amounts guaranteed under the loan documents.

(b)

Approximately $88,739 of unconsolidated development joint venture mortgages payable mature within one year.  The joint venture expects to extend or renew these loans at market terms available at the time of maturity.

(c)

The Company is engaged in discussions with the respective lenders to extend or restructure this debt, which may require pay downs of principal.

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2009

(In thousands except per share and square footage data)

Unconsolidated Joint Ventures (continued)

Development Joint Venture with Pine Tree Institutional Realty LLC

Date	Entity	Property	City	State	Acres	IRC % Interest	IRC Investment	IRC Share of Debt (a)

04/02/07	PTI Ft. Wayne, LLC	Orchard Crossing	Ft. Wayne	IN	31 Acres	85%	$3,937	$15,874

09/26/07	PTI Boise, LLC	Southshore Shopping Center	Boise	ID	7 Acres	85%	1,683	3,124

12/21/07	PTI Westfield, LLC	Lantern Commons	Westfield	IN	64 Acres	85%	6,252	10,200

					102 Acres		$11,871	$29,198

Debt Schedule

Mortgagee	Rate / Type	Maturity	Balance

Bank of America (b) (c)	2.14% Variable	June 2009	$18,675

National City Bank (b)	2.07% Variable	March 2010	3,676

National City Bank (b) (c)	3.31% Variable	June 2009	12,000

Total / Weighted Average	2.54%Variable		$34,351

Development Joint Venture with Tucker Development Corporation

Date	Entity	Property	City	State	Acres	IRC % Interest	IRC Investment	IRC Share of Debt (a)

05/12/07	TDC Inland Lakemoor	Shops at Lakemoor	Lakemoor	IL	74 Acres	48%	$7,774	$21,663

Debt Schedule

Mortgagee	Rate / Type	Maturity	Balance

Bank of America	1.62% Variable	August 2011	$22,105

(a)

IRC’s pro rata share of debt is calculated using the pro rata allocation of the original equity contribution by each partner.  This allocation is for financial statement purposes and IRC is only financially obligated for the amounts guaranteed under the loan documents.

(b)

Approximately $88,739 of unconsolidated development joint venture mortgages payable mature within one year.  The joint venture expects to extend or renew these loans at market terms available at the time of maturity.

(c)

The Company is engaged in discussions with the respective lenders to extend or restructure this debt, which may require pay downs of principal.

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2009

(In thousands except per share and square footage data)

Unconsolidated Joint Ventures (continued)

Joint Venture with Inland Real Estate Exchange

Date	Entity	Property	City	State	GLA	IRC % Interest	IRC Investment	IRC Share of Debt (a)

05/01/08	IRC/IREX Venture	The University of Phoenix	Merrillville	IN	18,018	1%	$18	$32

07/14/08	IRC/IREX Venture	Bank of America	Moosic	PA	300,000	58%	11,261	14,624

07/14/08	IRC/IREX Venture	Bank of America	Las Vegas	NV	85,708	58%	3,176	8,588

07/14/08	IRC/IREX Venture	Bank of America	Hunt Valley	MD	377,332	54%	14,126	23,244

07/14/08	IRC/IREX Venture	Bank of America	Rio Ranch	NM	76,768	54%	2,894	3,907

					857,826		$31,475	$50,395

Debt Schedule

Mortgagee	Rate / Type	Maturity	Balance

Wheaton Bank and Trust	6.04% Fixed	April 2013	$3,210

Parkway Bank	5.60% Fixed	July 2013	25,213

Parkway Bank	5.60% Fixed	July 2013	14,807

Parkway Bank	5.60% Fixed	July 2013	43,044

Parkway Bank	5.60% Fixed	July 2013	7,236

Total / Weighted Average	5.62%Fixed		$93,510

(a)

IRC’s pro rata share of debt is calculated using the current ownership percentage in each asset.

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2009

(In thousands except per share and square footage data)

Unconsolidated Joint Ventures (continued)

Joint Venture Development Summary

Project / Entity	MSA	IRC % Interest (1)	Projected Owned GLA	Projected Total GLA	Current Occupancy	Total Estimated Project Cost	Net Cost Incurred as of June 30 ,2009	Major Tenants and Non-owned Anchors

Savannah Crossing – IL TMK/Inland Aurora Venture LLC	Chicago	40%	34,870	264,870	67%	$12,400	$12,123	Wal-Mart (non-owned)
								Walgreen’s
North Aurora Towne Centre Phase I (Outlots) – IL NARE/Inland North Aurora Venture LLC	Chicago	45%	62,056	182,056	58%	31,200	28,395	Target (non-owned)
								JC Penney (non-owned)
								Best Buy
								La-Z-Boy(non-owned)
North Aurora Towne Centre Phase II – IL NARE/Inland North Aurora Venture II LLC	Chicago	45%	150,416	215,416	-	24,000	8,892	Target (non-owned)
								JC Penney (non-owned)
								Ashley Furniture (non-owned)
North Aurora Towne Centre Phase III – IL NARE/Inland North Aurora Venture III LLC	Chicago	45%	100,000	375,000	-	43,300	25,415	Target (non-owned)
								JC Penney (non-owned)
Tuscany Village – FL Paradise	Orlando	15%	106,145	318,770	-	40,300	16,906	-

Orchard Crossing – IN PTI Ft. Wayne, LLC	Fort Wayne	85%	118,168	258,168	68%	24,700	22,875	Target (non-owned), Gordman’s

Southshore Shopping Center – ID PTI Boise, LLC	Boise	85%	91,391	91,391	-	13,700	5,664	Albertson’s (non-owned)

Shops at Lakemoor - IL TDC Inland Lakemoor LLC	Chicago	48%	275,000	535,000	-	96,300	30,204	-

Lantern Commons PTI Westfield, LLC	Indianapolis	85%	201,000	450,000	-	70,500	20,600	-

Totals/WTD Avg			1,139,046	2,690,671	12%	$356,400	$171,074

(1)

The Company owns the development properties through joint ventures and earns a preferred return and then it’s pro rata share of earnings.

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2009

(In thousands except per share and square footage data)

Unconsolidated Joint Ventures (continued)

IREX Joint Venture Property Status (1)

Property	Location	% TIC Ownership	Pro Rata Share of Acquisition Fee	Acquisition Fee Earned for the six months ended June 30, 2009	Estimated Annualized Property Management Fee

Fox Run Square	Naperville, IL	100%	570	12	87
The University of Phoenix	Merrillville, IN	99%	107	106	11
Bank of America (2)	Moosic, PA	42%	1,416	249	77
Bank of America (2)	Las Vegas, NV	42%	-	-	45
Bank of America (3)	Hunt Valley, MD	46%	1,744	488	131
Bank of America (3)	Rio Rancho, NM	46%	-	-	22

			$3,837	$855	$373

(1)

These properties are not consolidated because upon the first sale of equity interest through the private placement offerings, the Company accounts for its equity interest under the equity method of accounting.

(2)

The TIC interests in the two Bank of America buildings, Moosic, PA and Las Vegas, NV, were sold together as a package.  The pro rata share of acquisition fee is $1,416 for both properties.

(3)

The TIC interests in the two Bank of America buildings, Hunt Valley, MD and Rio Rancho, NM, were sold together as a package.  The pro rata share of acquisition fee is $1,744 for both properties.

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2009

(In thousands except per share and square footage data)

Unconsolidated Joint Ventures – Balance Sheets

	June 30, 2009	December 31, 2008

Balance Sheet:

Assets:
Cash	$14,939	18,790
Investment in real estate, net	584,364	604,340
Construction in progress	125,774	123,764
Acquired lease intangibles, net	50,978	58,876
Accounts and rents receivable	14,911	19,130
Restricted cash	17,315	15,178
Leasing commissions, net	2,538	2,478
Loan fees, net	1,551	2,125
Other assets	8,259	7,674

Total assets	$820,629	852,355

Liabilities:
Accounts payable and accrued expenses	$3,390	3,706
Acquired lease intangibles, net	6,101	6,647
Accrued interest	1,680	1,666
Accrued real estate taxes	14,428	14,024
Security and other deposits	469	561
Mortgage payable	474,164	487,221
Prepaid rents and unearned income	2,899	6,219
Other liabilities	13,639	15,038

Total liabilities	516,770	535,082

Total equity	303,859	317,273

Total liabilities and equity	820,629	852,355

Investment in and advances to unconsolidated joint ventures	$133,776	150,554

Unconsolidated joint ventures had mortgages payable of $474,164 and $487,221 as of June 30, 2009 and December 31, 2008, respectively.  The Company’s proportionate share of these loans was $276,022 and $300,350 as of June 30, 2009 and December 31, 2008, respectively.  As the debt is non-recourse, the Company is only liable up to its investment in the joint ventures.

Supplemental Financial Information
For the three and six months ended June 30, 2009

(In thousands except per share and square footage data)

Unconsolidated Joint Ventures – Statements of Operations (unaudited)

	Three months ended June 30, 2009	Three months ended June 30, 2008	Six months ended June 30, 2009	Six months ended June 30, 2008
Revenues:
Rental income	$12,604	10,631	25,597	22,152
Tenant recoveries	3,950	4,759	8,940	9,914
Other property income	48	101	154	227

Total revenues	16,602	15,491	34,691	32,293

Expenses:
Property operating expenses	2,778	2,613	6,959	5,826
Real estate tax expense	3,595	3,474	7,271	6,941
Depreciation and amortization	8,871	5,482	16,032	11,154
General and administrative expenses	56	60	105	109

Total expenses	15,300	11,629	30,367	24,030

Operating income	1,302	3,862	4,324	8,263

Other income	384	836	975	2,315
Interest expense	(5,332)	(4,473)	(10,746)	(8,937)

Income from continuing operations	$(3,646)	225	(5,447)	1,641

IRC’s pro rata share (a)	$(1,536)	626	(2,106)	1,791

(a)

IRC's pro rata share includes the amortization of certain basis differences and an elimination of IRC's pro rata share of the management fee expense.

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2009

Property List

As of June 30, 2009, we owned 121 investment properties, comprised of 27 single-user retail properties, 54 Neighborhood Retail Centers, 16 Community Centers, and 24 Power Centers.  These investment properties are located in the states of Florida (1), Illinois (73), Indiana (6), Michigan (1), Minnesota (28), Missouri (1), Nebraska (1), Ohio (3), Tennessee (1) and Wisconsin (6).  Tenants of the investment properties are responsible for the payment of some or all of the real estate taxes, insurance and common area maintenance.

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Single-User

Bally's Total Fitness St. Paul, MN	43,000	09/99	1998	100%	Bally's Total Fitness

Carmax Schaumburg, IL	93,333	12/98	1998	100%	Carmax

Carmax Tinley Park, IL	94,518	12/98	1998	100%	Carmax

Cub Foods Arden Hills, MN	68,442	03/04	2003	100%	Cub Foods

Cub Foods Buffalo Grove, IL	56,192	06/99	1999	100%	Cub Foods (sublet to Great Escape)

Cub Foods Hutchinson, MN	60,208	01/03	1999	100% (b)	Cub Foods (b)

Cub Foods Indianapolis, IN	67,541	03/99	1991	100% (b)	Cub Foods (b)

Cub Foods Plymouth, MN	67,510	03/99	1991	100%	Cub Foods

Disney Celebration, FL	166,131	07/02	1995	100%	Walt Disney World

Dominick's Countryside, IL	62,344	12/97	1975 / 2001	100%	Dominick's Finer Foods

Dominick's Schaumburg, IL	71,400	05/97	1996	100%	Dominick's Finer Foods

Food 4 Less f/k/a Dominick's Hammond, IN	71,313	05/99	1999	100%	Dominick’s Finer Foods (sublet to Food 4 Less)

Glendale Heights Retail f/k/a Dominick's Glendale Heights, IL	68,879	09/97	1997	100% (b)	Dominick's Finer Foods (b)

Grand Traverse Crossings f/k/a Circuit City Traverse City, MI	21,337	01/99	1998	0%	None

Hammond Mills Hammond, IN	7,488	12/98	1998	100%	None

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2009

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Single-User

Home Goods Store Coon Rapids, MN	25,145	10/05	2005	100%	Home Goods

Homewood Plaza Homewood, IL	19,000	02/98	1993	100% (b)	Office Depot (b)

Michael's Coon Rapids, MN	24,240	07/02	2001	100%	Michael's

Oliver Square f/k/a Springbrook Market West Chicago, IL	78,158	01/98	1990	100% (b)	Springbrook Market (b)

PetsMart Gurnee, IL	25,692	04/01	1997	100%	PetsMart

Pic 'N Save Waupaca, WI	63,780	03/06	2002	100%	Pic ‘N Save

Rite-Aid (f/k/a Eckerd Drug Store) Chattanooga, TN	10,908	05/02	1999	100%	Eckerd Drug Store

Riverdale Commons Outlot Coon Rapids, MN	6,566	03/00	1999	100%	None

Schaumburg Golf Road Retail f/k/a Tweeter Home Entertainment Schaumburg, IL	9,988	09/99	1998	0%	None

Staples Freeport, IL	24,049	12/98	1998	100%	Staples

Verizon Joliet, IL	4,504	05/97	1995	100%	None

Walgreens Jennings, MO	15,120	10/02	1996	100%	Walgreen’s (c)

Neighborhood Retail Centers

22nd Street Plaza Outlot Oakbrook Terrace, IL	9,970	11/97	1985/2004	100%	None

Aurora Commons Aurora, IL	126,908	01/97	1988	92% (b)	Jewel Food Stores

Berwyn Plaza Berwyn, IL	18,138	05/98	1983	100%	Justice Produce

Big Lake Town Square Big Lake, MN	67,858	01/06	2005	94%	Coborn’s Super Store

Brunswick Market Center Brunswick, OH	119,540	12/02	1997 / 1998	97%	Buehler’s Food Markets

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2009

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Neighborhood Retail Centers

Butera Market Naperville, IL	67,632	03/95	1991	93%	Butera Finer Foods

Byerly's Burnsville Burnsville, MN	72,339	09/99	1988	100%	Byerly's Food Store
					Erik’s Bike Shop
Caton Crossing Plainfield, IL	83,792	06/03	1998	93%	Strack & Van Til

Cliff Lake Centre Eagan, MN	73,582	09/99	1988	88% (b)	None

Downers Grove Market Downers Grove, IL	104,449	03/98	1998	95%	Dominick's Finer Foods

Eastgate Shopping Ctr Lombard, IL	131,601	07/98	1959 / 2000	80%	Schroeder's Ace Hardware
					Illinois Secretary of State
Edinburgh Festival Brooklyn Park, MN	91,536	10/98	1997	85% (b)	Knowlan's Super Market

Elmhurst City Center Elmhurst, IL	39,090	02/98	1994	94%	Walgreen’s (c)

Gateway Square Hinsdale, IL	40,170	03/99	1985	89% (b)	None

Golf Road Shopping Center Niles, IL	26,109	04/97	1982	61%	None

Grand and Hunt Club Gurnee, IL	21,222	12/96	1996	100%	None

Hartford Plaza Naperville, IL	43,762	09/95	1995	100%	The Tile Shop

Hawthorn Village Vernon Hills, IL	98,806	08/96	1979	99%	Dominick's Finer Foods
					Deal’s
Hickory Creek Marketplace Frankfort, IL	55,831	08/99	1999	94%	None

Iroquois Center Naperville, IL	140,981	12/97	1983	93% (b)	Sears Logistics Services (b)
					Planet Fitness
					Xilin
					Big Lots
Mallard Crossing Elk Grove Village, IL	82,929	05/97	1993	91%	Food 4 Less

Maple Grove Retail Maple Grove, MN	79,130	09/99	1998	97%	Rainbow

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2009

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Neighborhood Retail Centers

Medina Marketplace Medina, OH	72,781	12/02	1956 / 1999	98% (b)	Giant Eagle, Inc

Mundelein Plaza Mundelein, IL	16,803	03/96	1990	72%	None

Nantucket Square Schaumburg, IL	56,981	09/95	1980	90%	Go Play

Northgate Center Sheboygan, WI	73,647	04/05	2003	96%	Piggly Wiggly

Oak Forest Commons Oak Forest, IL	108,330	03/98	1998	95%	Food 4 Less
					Murray’s Discount Auto
Oak Forest Commons Ph III Oak Forest, IL	7,424	06/99	1999	0%	None

Oak Lawn Town Center Oak Lawn, IL	12,506	06/99	1999	90%	None

Orland Greens Orland Park, IL	45,031	09/98	1984	67% (b)	Dollar Tree

Orland Park Retail Orland Park, IL	8,500	02/98	1997	80%	None

Park Square Brooklyn Park, MN	137,109	08/02	1986 / 1988	88%	Fashion Bug
					Rainbow
Park St. Clair Schaumburg, IL	11,859	12/96	1994	100%	None

Plymouth Collection Plymouth, MN	45,915	01/99	1999	100%	Golf Galaxy

Quarry Outlot Hodgkins, IL	9,650	12/96	1996	100%	None

River Square Naperville, IL	58,260	06/97	1988	86% (b)	None

Riverplace Center Noblesville, IN	74,414	11/98	1992	96% (b)	Kroger
					Fashion Bug
Rose Plaza Elmwood Park, IL	24,204	11/98	1997	100%	Binny’s

Rose Plaza East Naperville, IL	11,658	01/00	1999	86%	None

Rose Plaza West Naperville, IL	14,335	09/99	1997	71%	None

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2009

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Neighborhood Retail Centers

Schaumburg Plaza Schaumburg, IL	61,485	06/98	1994	94%	Sears Hardware

Shannon Square Arden Hills, MN	29,196	06/04	2003	93%	None

Shingle Creek Brooklyn Center, MN	39,456	09/99	1986	89%	None

Shops at Coopers Grove Country Club Hills, IL	72,518	01/98	1991	20%	None

Six Corners Chicago, IL	80,650	10/96	1966/2005	95% (b)	Bally Total Fitness
					Office Depot (b)
St. James Crossing Westmont, IL	49,994	03/98	1990	100% (b)	None

Stuart's Crossing St. Charles, IL	85,529	08/98	1999	93%	Jewel Food Stores

Townes Crossing Oswego, IL	105,989	08/02	1988	90%	Jewel Food Stores

V. Richard's Plaza Brookfield, WI	107,952	02/99	1985	87% (b)	V. Richards Market
					Guitar Center
					Hooters of America
Wauconda Crossing Wauconda, IL	90,290	08/06	1997	99% (b)	Dominick's Finer Foods (b)
					Walgreen’s
Wauconda Shopping Ctr Wauconda, IL	34,137	05/98	1988	84%	Dollar Tree

Westriver Crossing Joliet, IL	32,452	08/99	1999	55% (b)	None

Winnetka Commons New Hope, MN	42,415	07/98	1990	84%	Walgreen’s (sublet to Frattalone’s Hardware)

Woodland Heights Streamwood, IL	120,436	06/98	1956/1997	88%	Jewel Food Stores
					U.S. Postal Service
Community Centers

Apache Shoppes Rochester, MN	60,780	12/06	2005/2006	20%	None

Bergen Plaza Oakdale, MN	262,165	04/98	1978	89% (b)	K-Mart
					Rainbow
					Dollar Tree
Bohl Farm Marketplace Crystal Lake, IL	97,287	12/00	2000	65%	Dress Barn
					Barnes & Noble

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2009

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Community Centers

Burnsville Crossing Burnsville, MN	97,310	09/99	1989	87%	Schneiderman’s Furniture
					PetsMart
Chestnut Court Darien, IL	170,027	03/98	1987	82% (b)	Office Depot (b)
					Powerhouse Gym
					Loyola Medical Center
					Factory Card Outlet
Four Flaggs Annex Niles, IL	21,425	11/02	1973 / 2001	100%	Factory Card Outlet

Four Flaggs Niles, IL	306,661	11/02	1973 / 1998	78%	Ashley Furniture
					Jewel Food Stores
					Global Rehabilitation
					Sweet Home Furniture
					JoAnn Fabrics
					Office Depot
					PetsMart
Lake Park Plaza Michigan City, IN	115,082	02/98	1990	86%	Jo Ann Fabrics
					Hobby Lobby
					Factory Card Outlet
Park Center Tinley Park, IL	194,479	12/98	1988	89%	Central Grocers
					The Furniture Box
					Chuck E. Cheese
					Old Country Buffet
Quarry Retail Minneapolis, MN	281,648	09/99	1997	99%	Home Depot
					Rainbow
					PetsMart
					Office Max
					Old Navy
					Party City
Skokie Fashion Square Skokie, IL	84,580	12/97	1984	71% (b)	Office Depot (b)

Skokie Fashion Square II Skokie, IL	7,151	11/04	1984	100%	None

Springboro Plaza Springboro, OH	154,034	11/98	1992	100%	K-Mart
					Kroger
Two Rivers Plaza Bolingbrook, IL	57,900	10/98	1994	100%	Marshall’s
					Factory Card Outlet
Village Ten Coon Rapids, MN	211,472	08/03	2002	97% (b)	Lifetime Fitness
					Cub Foods
					Dollar Tree
Woodland Commons Buffalo Grove, IL	170,122	02/99	1991	92%	Dominick's Finer Foods
					Jewish Community Center

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2009

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Power Centers

Baytowne Shoppes/Square Champaign, IL	118,542	02/99	1993	87%	Staples
					PetsMart
					Famous Footwear
					Factory Card Outlet
Crystal Point Crystal Lake, IL	339,898	07/04	1976/1998	99%	Best Buy
					K-Mart
					Bed, Bath & Beyond
					The Sports Authority
					Cost Plus
					Borders Books
					Office Depot
Deer Trace Kohler, WI	149,881	07/02	2000	96%	Elder Beerman
					TJ Maxx
					Michael's
					Dollar Tree
Deer Trace II Kohler, WI	24,410	08/04	2003/2004	100%	None

Joliet Commons Joliet, IL	158,922	10/98	1995	92%	Cinemark
					PetsMart
					Barnes & Noble
					Old Navy
					MC Sports
					Old Country Buffet
Joliet Commons Ph II Joliet, IL	40,395	02/00	1999	100%	Office Max

Lansing Square Lansing, IL	233,508	12/96	1991	87% (b)	Sam's Club (b)
					Bargain Books
					Sweet Home Furniture
Mankato Heights Mankato, MN	155,173	04/03	2002	100% (b)	TJ Maxx
					Michael’s
					Old Navy
					Pier One
					Petco
					Famous Footwear
Maple Park Place Bolingbrook, IL	218,762	01/97	1992/2004	97% (b)	Powerhouse Gym
					Office Depot (b)
					Jo Ann Fabrics
					The Sports Authority
					Best Buy
Naper West Naperville, IL	214,812	12/97	1985	91% (b)	Barrett’s Home Theater Store
					Lifestyles by Interiors, Etc
					JoAnn Fabrics
					Sweet Home Furniture

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2009

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Power Centers

Park Avenue Centre Highland Park, IL	64,943	06/97	1996/2005	85%	Staples
					Sam’s Wine & Spirits
					TREK Bicycle Store
Park Place Plaza St. Louis Park, MN	84,999	09/99	1997/2006	100%	Office Max
					PetsMart
Pine Tree Plaza Janesville, WI	187,413	10/99	1998	99%	Gander Mountain
					TJ Maxx
					Staples
					Michaels Stores
					Old Navy LLC
					Petco
					Famous Footwear
Riverdale Commons Coon Rapids, MN	175,802	09/99	1998	99% (b)	Rainbow
					The Sports Authority
					Office Max
					Petco
					Party City
Rivertree Court Vernon Hills, IL	298,862	07/97	1988	96% (b)	Best Buy
					Kerasotes Theaters
					Office Depot
					TJ Maxx
					PetsMart
					Michaels Stores
					Ulta Salon
					Old Country Buffet
					Harlem Furniture
Rochester Marketplace Rochester, MN	70,213	09/03	2001 / 2003	100%	Staples
					PetsMart
Salem Square Countryside, IL	112,310	08/96	1973 / 1985	97%	TJ Maxx
					Marshall’s
Schaumburg Promenade Schaumburg, IL	91,831	12/99	1999	48%	Pier 1 Imports
					DSW Shoe Warehouse
Shakopee Valley Marketplace Shakopee, MN	146,430	12/02	2000 / 2001	100% (b)	Kohl's
					Office Max
Shakopee Outlot Shakopee, MN	12,285	03/06	2007	85%	None

Shoppes at Grayhawk Omaha, NE	221,000	02/06	2001/2004	92% (b)	Lowe’s
					Michael’s

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2009

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Power Centers

Shops at Orchard Place Skokie, IL	165,141	12/02	2000	97%	Best Buy
					DSW Shoe Warehouse
					Ulta Salon
					Pier 1 Imports
					Petco
					Walter E Smithe
					Factory Card Outlet
University Crossing Mishawaka, IN	111,651	10/03	2003	85%	Marshall’s
					Petco
					Dollar Tree Stores
					Babies R Us
					Pier One Imports
Woodfield Plaza Schaumburg, IL	177,160	01/98	1992	79%	Kohl's
					Barnes & Noble
					Buy Buy Baby
					Joseph A. Banks Clothiers (sublet to David's Bridal)

Total	10,530,533			91%

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2009

As of June 30, 2009, we owned 19 investment properties through our joint ventures, comprised of 5 Single User, 7 Neighborhood Retail Centers, 3 Community Centers, 1 Lifestyle Center, and 3 Power Centers.  These investment properties are located in the states of Illinois (12), Indiana (1), Maryland (1), Minnesota (1), Nevada (1), New Mexico (1), Pennsylvania (1) and Wisconsin (1).  Tenants of the investment properties are responsible for the payment of some or all of the real estate taxes, insurance and common area maintenance.

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)
Single User

Bank of America Hunt Valley, MD	377,332	07/08	1972/1997	100%	Bank of America

Bank of America Las Vegas, NV	85,708	07/08	1995	100%	Bank of America

Bank of America Rio Rancho, NM	76,768	07/08	1996	100%	Bank of America

Bank of America Moosic, PA	300,000	07/08	1995	100%	Bank of America
The University of Phoenix Merrillville, IN	18,018	05/08	2006	100%	The University of Phoenix

Neighborhood Retail Centers

Cobbler Crossing Elgin, IL	102,643	05/97	1993	87%	Jewel Food Stores

Forest Lake Marketplace Forest Lake, MN	93,853	09/02	2001	98%	MGM Liquor Warehouse
					Cub Foods
Mapleview Grayslake, IL	114,804	03/05	2000 / 2005	100%	Jewel Food Stores

Marketplace at 6 Corners Chicago, IL	117,000	11/98	1997	96%	Jewel Food Store
					Marshall’s Dept. Store
Ravinia Plaza Orland Park, IL	101,384	11/06	1990	96%	Borders
					Pier 1 Imports
					House of Brides
Regal Showplace Crystal Lake, IL	97,066	03/05	1998	88%	Regal Cinemas

The Shoppes of Mill Creek Palos Park, IL	102,422	03/98	1989	99%	Jewel Food Store

Chatham Ridge Chicago, IL	175,300	02/00	1999	99%	Food 4 Less
					Marshall’s Dept. Store
					Bally Total Fitness
Greentree Centre & Outlot Caledonia, WI	169,268	02/05	1990/1993	97%	Pic n Save
					K-Mart
Thatcher Woods Center River Grove, IL	188,213	04/02	1969/1999	91%	Walgreen's
					A.J. Wright
					Hanging Garden Banquet
					Binny’s Beverage Depot
					Dominick’s Finer Foods

Inland Real Estate Corporation
Supplemental Financial Information
As of June 30, 2009

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Lifestyle Centers

Algonquin Commons Algonquin, IL	540,061	02/06	2004/2005	84% (b)	Relax Home Furniture
					PetsMart
					Office Max
					Border's
					Pottery Barn
					Old Navy
					DSW Warehouse
					Discovery
					Dick's Sporting Goods
					Trader Joe's
					Ulta
					Barrett’s Home Theater
Power Center

Orland Park Place Orland Park, IL	599,672	04/05	1980/1999	92%	K & G Superstore
					Old Navy
					Cost Plus World Market
					Stein Mart
					Tiger Direct
					Barnes & Noble
					DSW Shoe Warehouse
					Bed, Bath & Beyond
					Sports Authority
					Binny’s Beverage Depot
					Office Depot
					Nordstrom Rack
					Dick’s Sporting Goods
					Marshall’s
Randall Square Geneva, IL	216,485	05/99	1999	91% (b)	Marshall’s Dept. Store
					Bed, Bath & Beyond
					Old Navy
					Factory Card Outlet
					Famous Footwear
					PetsMart
					Michaels Stores
Woodfield Commons E/W Schaumburg, IL	207,452	10/98	1973, 1975 1997	98%	Toys R Us
					Luna Carpets
					Discovery Clothing
					Harlem Furniture
					REI
					Hobby Lobby

Total	3,683,449			94%

Total /Weighted Average	14,213,982			92%

(a)	Anchor tenants are defined as any tenant occupying 10,000 or more square feet. The trade name is used which may be different than the tenant name on the lease.
(b)

We continue to receive rent from tenants who have vacated but are still obligated under their lease terms.  These tenants continue to pay an amount equal to the contractual obligations under their lease.

(c)	Beginning with the earlier date listed, pursuant to the terms of the lease, the tenant has a right to terminate prior to the lease expiration date.